Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Virginia Beach, Virginia

We consent to the incorporation by reference in this Registration Statement (Form S-3) of Wheeler Real Estate Investment Trust, Inc. and Subsidiaries our report dated April 1, 2013, with respect to the consolidated and combined balance sheets of Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (the Company) as of December 31, 2012 and 2011 and the related consolidated and combined statements of operations, equity, and cash flows for each of the years in the two year period ended December 31, 2012, and the related consolidated financial statement schedules in the Company’s Annual Report on Form 10-K, and our reports included in the Current Reports on Form 8-K or 8-K/A, as applicable, filed on January 17, 2013, February 11, 2013, February 19, 2013, February 21, 2013, March 5, 2013, March 6, 2013, April 2, 2013, April 10, 2013, April 18, 2013, April 22, 2013, April 25, 2013, April 30, 2013, May 2, 2013, May 15, 2013, May 21, 2013, May 23, 2013, May 28, 2013, June 6, 2013, June 13, 2013, June 18, 2013 and June 19, 2013 of Wheeler Real Estate Investment Trust, Inc. and Subsidiaries, incorporated herein by reference.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia

July 10, 2013